UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2020

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
7100 Corporate Drive	20 Tian Yao Qiao Road
Plano, Texas 75024	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in further detail in the Compensation Discussion and Analysis in the proxy statement for the 2020 annual meeting of stockholders of Yum China Holdings, Inc. (the “Company”), the Company’s executive compensation program is designed to (i) attract and retain the right talent to achieve superior stockholder returns, (ii) reward performance, (iii) emphasize long-term value creation and (iv) drive an ownership mentality. Consistent with these objectives, the Compensation Committee (the “Committee”) of the Company’s Board of Directors considered the impact of the COVID-19 pandemic on the Company’s operations and the restaurant industry in general and determined that the motivational aspects of the Company’s annual incentive plan that were established at the beginning of the year were significantly diminished. The Committee evaluated whether any adjustments were necessary to the 2020 annual incentive plan design in order to continue to incentivize actions aligned with the Company’s strategic operating plan and long-term value creation and, on July 16, 2020, determined that it was in the best interests of the Company and its stockholders to supplement the annual performance metrics with additional key performance indicators (“KPIs”) as well as a relative total shareholder return measure. These KPIs were designed to motivate performance in this particularly challenging environment due to the COVID-19 pandemic and to position the Company as a strong market leader.

For each named executive officer, the 2020 annual incentive awards will continue to be tied to the corporate performance goals established at the beginning of the year with respect to adjusted operating profit growth, same store sales growth, system gross new builds and system customer satisfaction, but with the combined weighting reduced from 100% of the team factor component of the annual incentive plan to 35% of the team factor component. The Committee did not adjust the performance goals associated with the original metrics and, accordingly, this component of the team factor will be earned based on performance against the goals established at the beginning of 2020.

The remaining 65% of the team factor component will be based on performance with respect to six KPIs, with an aggregate weight of 35%, and the Company’s relative total shareholder return, weighted 30%. The six KPIs relate to market penetration, sales contribution from loyalty members, business-to-business ecosystem measures, delivery sales growth of KFC, non dine-in sales contribution of Pizza Hut, and cost management. These KPIs are viewed as supportive of the Company’s long-term strategy and the creation of shareholder value and the Committee believes performance against these measures will reflect the extent of the Company’s success in the execution of its operating plan after the outbreak of COVID-19. The Committee determined that it was also appropriate to incorporate a relative total shareholder return measure as it is viewed as a core measure of the Company’s performance and shareholder value creation. In order to provide a strong linkage with stockholder interests, if the Company’s 2020 total shareholder return, as calculated in accordance with the annual incentive plan, is negative, then the payout associated with this metric will be capped at target. Recognizing the unprecedented nature of the COVID-19 pandemic and the resulting volatility in the restaurant industry and the market in general, the Committee elected to retain discretion under the annual incentive plan design to adjust payouts based on other factors deemed relevant by the Committee, including such other factors that support sustainable, long-term growth and shareholder value creation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
Name: Joseph Chan
Title: Chief Legal Officer
Date: July 20, 2020